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                             TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement ("Agreement") is effective as of the _______ day of March, 1997 ("Effective Date") and is entered into by and between Netscape Communications Corporation ("Netscape"), a Delaware corporation located at 501 East Middlefield Road, Mountain View California 94043, and Yahoo! Inc. ("Yahoo"), a California corporation located at 3400 Central Expressway, Ste. 201, Santa Clara, California 95051.

                                     RECITALS

A. Netscape owns and uses the name and/or trademark NETSCAPE, and U.S. Federal Trademark Reg. No. 2,027,552 therefor, in connection with its Internet-related software products, services and technology;

B.  Yahoo produces Web sites and performs other Internet-related services;

C. Yahoo desires to use the trademark NETSCAPE in "Netscape Guide" and Netscape's "N" design horizon logo ("Logo") (the Logo, the phrase `Netscape Guide' and NETSCAPE being collectively referred to herein as the "Marks" as such Marks are more fully described in Exhibit A) as part of the title "Netscape Guide by Yahoo" in connection with Internet navigation and directory services; and

D. Netscape is willing to permit such use of the Marks under the terms and conditions set forth in this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.  GRANT OF LICENSE.

    1.1 GRANT OF LICENSE. Netscape hereby grants to Yahoo a non-exclusive, nontransferable, worldwide license to use the Marks in the title "Netscape Guide by Yahoo" solely in conjunction with Internet navigation and directory services (the "Navigational Services") which shall, in part, promote Netscape's products and services, may be jointly developed by Netscape and Yahoo, and which services shall reside on Yahoo's Website deploying Yahoo's servers or such other mirror site servers as Netscape shall approve. Yahoo may only use the Marks as a collective whole and shall not separately use any element or elements of the Marks. Notwithstanding the foregoing, Netscape acknowledges that it shall not seek to prevent Yahoo from using the word "Guide" separate and apart from the Marks.

    1.2 RESERVATION OF RIGHTS. Netscape hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including Netscape's right to authorize or license use of the Marks or any other trademarks or names containing NETSCAPE, to any third party for use in connection with any goods and services, including, but not limited to, Internet navigation and directory services.


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2.  LICENSE FEE.  For the rights granted to Yahoo herein, Yahoo shall pay
Netscape a one-time non-refundable license fee of Five Million Dollars ($5,000,000) at the time of the execution of this Agreement. The license fee due hereunder is exclusive of any applicable taxes. Yahoo shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If Yahoo is required by law to make any deduction or to withhold from any sum payable to Netscape by Yahoo hereunder, (i) Yahoo shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Yahoo upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

3.  OWNERSHIP OF MARKS.

    3.1 NETSCAPE OWNERSHIP. Yahoo hereby acknowledges that Netscape is the owner of the Marks, and any trademark applications and/or registrations thereto, agrees that it will do nothing inconsistent with such ownership and agrees that all use of the Marks by Yahoo shall inure to the benefit of Netscape. Yahoo agrees that nothing in this Agreement shall give Yahoo any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement. Yahoo agrees not to register or attempt to register the Marks or the Logo as a trademark, service mark, Internet domain name, trade name, or any similar trademarks or name, with any domestic or foreign governmental or quasi-governmental authority which would be likely to cause confusion with the Marks. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

    3.2 OWNERSHIP BY YAHOO. Netscape acknowledges that Yahoo is the owner of Yahoo's trademarks and/or registrations thereto and agrees that it will do nothing inconsistent with such ownership. Yahoo's trademarks include the name Yahoo and any derivative Yahoo-based mark and the Yahoo logo.

4.  USE OF THE MARKS; PROTECTION OF THE MARKS.

    4.1 PROPER USE. Yahoo agrees that all use of the Marks shall only occur in connection with the Navigational Services and shall be in strict compliance with the terms of this Agreement. Yahoo may use the Marks as set forth in
Section 1.1 as well as in connection with the promotion of the Navigational Services. Yahoo shall use the Marks in conformance with Netscape's trademark guidelines ("Trademark Guidelines"), set forth in Exhibit B, which Trademark Guidelines may be revised by Netscape from time to time. Yahoo agrees not to use any other trademark or service mark in combination with the Marks other than as described in Section 1.1. Yahoo has no right to sublicense, transfer or assign the use of the Marks or use the Marks for any other purpose other than the purpose described herein. Yahoo may not use the Mark in connection with, or for the benefit of, any third party's products or services. Yahoo further agrees not to use the Marks on any products or services that are deemed by Netscape, in its reasonable judgment, to be directly, explicitly or maliciously disparaging of Netscape or its products. or products that are themselves unlawful or whose purpose is to encourage unlawful activities by others.

    4.2 QUALITY STANDARDS. Yahoo agrees to maintain a consistent level of quality of the Navigational Services performed in connection with the Marks substantially equal to that found in Yahoo's existing Web site services. Yahoo further agrees to maintain a level of quality in connection with its use of the Marks that is consistent with general industry standards.

    4.3 MONITORING BY NETSCAPE. Yahoo acknowledges that Netscape has no further obligations under this Agreement other than the right to periodically monitor Yahoo's use of the Marks in conjunction with the Navigational Services. Upon request by Netscape, Yahoo shall provide Netscape with representative samples of each such use prior to the time the Marks are first published on the Internet. If


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Netscape determines that Yahoo is using the Marks improperly, and/or in connection with Navigational Services which do not meet the standards set forth in Section 4.1 or Section 4.2, Netscape shall notify Yahoo, and Yahoo shall remedy the improper use within two (2) business days following receipt of such notice from Netscape. Use of the Marks on goods or services other than the Navigational Services or the promotion of the Navigational Services, or in a manner inconsistent with the Trademark Guidelines, shall constitute material breach of this Agreement. If such material breach has not been cured within two
(2) business days following receipt of notice from Netscape, this Agreement shall be terminated.

    4.4 LEGEND; DISCLAIMER. Yahoo shall include with any online publication of the Marks a trademark legend indicating that the Marks are those of Netscape, used under license, and a disclaimer that Yahoo and not Netscape has produced the Navigational Services and is responsible for the content thereof.

    4.5 NAVIGATIONAL SERVICES. If Netscape reasonably determines that the Navigational Services contains or presents any material that constitutes an infringement of Netscape's trademark, patents, copyrights or trade secrets, Netscape may immediately terminate the license grant described in Section 1.1 if Yahoo has not revised, removed or delinked to such material to Netscape's reasonable satisfaction within seven (7) business days of written notice from Netscape. If Netscape reasonably determines that the Navigational Services contains or presents any material that could reasonably constitute a clear and unambiguous infringement of a third party's copyright, trademark, patents or trade secrets, Netscape and Yahoo shall confer and mutually agree on a proper course of action.

5. CONFIDENTIAL INFORMATION AND DISCLOSURE. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, Yahoo agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of Netscape, which consent shall not be unreasonably withheld.

6.  TERMINATION

    6.1 TERM AND TERMINATION. This Agreement and the term of the license granted herein shall be perpetual unless terminated as provided in Section 4.3,
Section 4.5 or this Section 7.1. Netscape shall have the right to terminate this Agreement upon the occurrence of one or more of the following: (a) any material breach by Yahoo of its obligations under this Agreement which remains uncured for thirty (30) days or more following written notice of such breach from Netscape, or (b) use of the Marks by Yahoo in a manner which is directly, explicitly or maliciously disparaging of Netscape or its products and services and which remains uncured for two (2) days following notice from Netscape.

    6.2 EFFECT OF TERMINATION. Upon termination of the Agreement, Yahoo agrees it shall immediately cease any and all use of the Marks.

7.  GENERAL

    7.1 GOVERNING LAW. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

    7.2    ENTIRE AGREEMENT.  This Agreement, including Exhibit A and Exhibit
B, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

    7.3    ASSIGNMENT.  [XXXX].

    7.4 NOTICES. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (a) personally delivered; (b) transmitted by


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postage prepaid certified mail, return receipt requested; or (c) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

    YAHOO:                                  NETSCAPE:
    Yahoo! Inc.                             Netscape Communications Corporation
    3400 Central Expressway, Ste. 201       501 East Middlefield Road
    Santa Clara, CA  95051                  Mountain View, CA 94043
    Fax:  (408) 731-3510                    Fax: (415) 528-4123
    Attn: General Counsel                   Attn: General Counsel

    7.5 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

    7.6 WAIVER. Any waiver, either expressed or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants of duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

    7.7 HEADINGS. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

    7.8 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venture or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

    7.9 SURVIVAL. The provisions of Section 1.2 (Reservation of Rights), 3 (Ownership of Marks), 4.4 (Legend; Disclaimer), 5 (Confidential Information and Disclosure), 6.2 (Effect of Termination) and 7 (General) will survive any termination of this Agreement.

    7.10 EQUITABLE RELIEF. Yahoo recognizes and acknowledges that a breach by Yahoo of this Agreement will cause Netscape irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Marks. In the event of any default or breach by Yahoo that could result in irreparable harm to Netscape or cause some loss or dilution of Netscape's goodwill, reputation, or rights in the Marks, Netscape shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss, or dilution in addition to any other remedies available.

    7.11 SEVERABILITY. Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law.

    7.12 ATTORNEY'S FEES. In the event of any action, suit, or proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive its costs, expert witness fees, and reasonable attorneys fees and expenses, including costs and fees on appeal.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective
Date.



YAHOO! INC.                            NETSCAPE COMMUNICATIONS
                                       CORPORATION


By: /s/ JEFFREY MALLETT                By: /s/ JENNIFER BAILEY
   -------------------------------        -------------------------------
Print Name: Jeffrey Mallett            Print Name: Jennifer Bailey
           -----------------------                -----------------------
Title: Senior Vice President           Title: VP of Electronic Marketing
      ----------------------------           ----------------------------
Date: 3/17/97                          Date: 3/17/97
     -----------------------------          -----------------------------


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                                      EXHIBIT A

                                 MARK SPECIFICATIONS

NETSCAPE

Netscape Guide

"N" Design Horizon Logo: (as described in the Corporate Signature Kit, included in Exhibit B.)


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                                      EXHIBIT B

                                 TRADEMARK GUIDELINES












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